                 PRICING SUPPLEMENT, DATED FEBRUARY 26, 1996
                  TO PROSPECTUS DATED SEPTEMBER 27, 1995 AND
                 PROSPECTUS SUPPLEMENT DATED OCTOBER 6, 1995

                           BANPONCE FINANCIAL CORP.

                         MEDIUM-TERM NOTES, SERIES C

             DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE

             PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST

              UNCONDITIONALLY GUARANTEED BY BANPONCE CORPORATION

PRINCIPAL AMOUNT. . . . . . . . . . . . . .  U.S. $400,000.00

ORIGINAL ISSUE DATE . . . . . . . . . . . .  February  28, 1996

MATURITY DATE . . . . . . . . . . . . . . .  March 2, 1998

GLOBAL NOTE . . . . . . . . . . . . . . . .  Yes

INITIAL INTEREST RATE . . . . . . . . . . .  5.40%

INTEREST RATE BASIS . . . . . . . . . . . .  Fixed

SPREAD. . . . . . . . . . . . . . . . . . .  N/A

INTEREST RATE RESET PERIOD. . . . . . . . .  N/A

INTEREST PAYMENT PERIOD . . . . . . . . . .  June 15, December 15 and at Maturity Date

The proceeds from the issuance of the Note to which this Pricing Supplement relates will be used to finance BanPonce Financial Corp. Subsidiaries.